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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                   DATE OF REPORT - January 30, 2003
                   (Date of earliest event reported)


                          HONEYWELL INTERNATIONAL INC.
             (Exact name of Registrant as specified in its Charter)
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              DELAWARE                              1-8974                            22-2640650
  (State or other jurisdiction of          (Commission File Number)        (I.R.S. Employer Identification
           incorporation)                                                                Number)

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101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY             07962-2497
(Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code: (973) 455-2000




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ITEM 5. OTHER EVENTS.

                  On January 30, 2003 Honeywell International Inc. announced that Federal-Mogul Corp., of Southfield, Michigan, has entered into a letter of intent with Honeywell to acquire Honeywell's Bendix friction materials business. In exchange, Honeywell would receive a bankruptcy court injunction shielding it from all current and future personal injury asbestos liabilities related to Honeywell's worldwide friction materials business.


 Honeywell International Inc. issued the following press release on January 30, 2003:

                            FEDERAL-MOGUL TO ACQUIRE
                 HONEYWELL'S BENDIX FRICTION MATERIALS BUSINESS
                   IN EXCHANGE FOR BANKRUPTCY COURT PROTECTION
                          AGAINST ASBESTOS LIABILITIES

               COMPANIES TO SEEK ESTABLISHMENT OF BANKRUPTCY TRUST
             FOR THE BENEFIT OF PRESENT AND FUTURE ASBESTOS CLAIMANTS


         SOUTHFIELD, Mich. and MORRIS TOWNSHIP, N.J., January 30, 2003 - Federal-Mogul Corp. (OTC Bulletin Board: FDMLQ) today announced it has entered into a letter of intent to acquire Honeywell's (NYSE: HON) Bendix friction materials business. Consummation of the acquisition will be conditional upon Honeywell receiving a bankruptcy court-issued permanent injunction shielding it from all current and future asbestos liabilities related to Honeywell's worldwide friction materials business.

         The completion of the acquisition will coincide with Federal-Mogul's emergence from Chapter 11 and is subject to Bankruptcy Court approval and customary conditions, including obtaining any governmental approvals. Federal-Mogul, its United States subsidiaries, and certain of its United Kingdom subsidiaries voluntarily filed for financial restructuring under Chapter 11 of the U.S. Bankruptcy Code in October 2001.


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         Under terms of the transaction, Federal-Mogul would acquire Bendix's worldwide friction materials business, with the exception of certain U.S.-based assets, subject to certain liabilities. For up to two years following the closing, Honeywell will continue to operate certain of its U.S.-based plants to manufacture friction materials on a contract basis for Federal-Mogul. Federal-Mogul will obtain the rights to the Bendix and Jurid brand names for friction products. Honeywell would retain the right to use the Bendix brand name in its aerospace business.

         The Bendix friction materials business is a part of Honeywell's Transportation & Power Systems group.

About Honeywell
         Honeywell is a diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; specialty chemicals; fibers; and electronic and advanced materials. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more information about Honeywell, visit www.honeywell.com.

About Federal-Mogul
         Federal-Mogul is a global supplier of automotive components and sub-systems serving the world's original equipment manufacturers and the aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on the globalization of its teams, products and processes to bring greater opportunities for its customers and employees, and value to its constituents. Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899 and today employs 49,000 people in 24 countries. For more information on Federal-Mogul, visit the company's web site at HTTP://www.federal-mogul.com.




              This release contains forward-looking statements as defined in
              Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 30, 2003
                                       HONEYWELL INTERNATIONAL INC.


                                       By: /s/ Thomas F. Larkins
                                       ----------------------------------------
                                           Thomas F. Larkins
                                           Vice President, Corporate Secretary
                                           and Deputy General Counsel



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